Exhibit 23.8

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 28, 2022

Oasis Petroleum Inc.

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent reserves engineers, and to the inclusion of information taken from our report dated February 7, 2022, included in the Annual Report on Form 10-K of Oasis Petroleum Inc. for the fiscal year ended December 31, 2021, in the form and context in which they appear in the Registration Statement on Form S-4, including any amendments thereto (the “Registration Statement”), of Oasis Petroleum Inc. and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,
\s\ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716